Exhibit 99.1

Date for Oral Argument Docketed in US Federal Circuit Court of Appeals in Star

Scientific Patent Infringement Lawsuit Against RJ Reynolds

January 23, 2008 – Petersburg, Virginia – Oral argument on the appeal brought by Star Scientific, Inc. (NASDAQ:STSI) has been docketed for March 7, 2008 by the US Court of Appeals for the Federal Circuit. Star has appealed three rulings by the US District Court of Maryland that were issued in January and in June, 2007. A three-judge panel will review the parties’ written briefs and hear oral arguments, and will issue its ruling on the appeal thereafter. The company is pleased that the Federal Circuit Court has moved rapidly in scheduling oral argument, and continues to believe that it ultimately will be successful in the judicial process.

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This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives, particularly in the smokeless tobacco area, the uncertainties inherent in the progress of scientific research, the Company’s ability to raise additional capital in the future necessary to maintain its business, potential disputes concerning the Company’s intellectual property, risks associated with litigation regarding such intellectual property, potential delays in obtaining any necessary government approvals of the Company’s low-TSNA tobacco products, market acceptance of the Company’s new smokeless tobacco products, competition from companies with greater resources than the Company, the Company’s decision not to join the Master Settlement Agreement (“MSA”), the effect of state statutes adopted under the MSA, and the Company’s dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation in light of its combination with RJ Reynolds Tobacco Company, Inc. The impact of potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company.

See additional discussion under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 16, 2007, and as amended on Form 10-K/A on April 30, 2007, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About Star Scientific

Star Scientific is a technology-oriented tobacco company with a toxin reduction mission. It is engaged in the development of tobacco products that deliver fewer carcinogenic toxins (principally tobacco specific nitrosamines, or TSNAs), through the utilization of the innovative StarCured® tobacco curing technology, and in sublicensing that technology to others. Star Scientific has a Corporate and Sales Office in Petersburg, VA, an Executive, Scientific & Regulatory Affairs office in Bethesda, MD, and manufacturing and tobacco processing facilities in Chase City, VA and in Petersburg, VA.

See Star’s website at: http://www.starscientific.com

Contact:

Sara Troy Machir

Vice President, Communications & Investor Relations

smachir@starscientific.com

(301) 654-8300

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